UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

42 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024
(Address of principal executive office and Zip Code)

(713) 963-9522 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02	Termination of a Material Definitive Agreement

As initially reported by GulfMark Offshore, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2016, the Company entered into a Securities Purchase Agreement (as amended by Amendment No. 1 thereto dated December 15, 2016, the “Purchase Agreement”) with MFP Partners, L.P. (“MFP”) and Franklin Mutual Advisers, LLC (“Franklin” and, collectively with MFP, the “Investors”), to issue and sell in a private placement (the “Private Placement”) 50,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, for a cash purchase price of $1,000.00 per share of Series A Preferred Stock, or $50,000,000.00 in the aggregate. As previously disclosed, the closing of the Private Placement was conditioned upon a minimum of $250,000,000 in aggregate principal amount of the Company’s existing 6.375% Senior Notes due 2022 (the “Notes”) being tendered by December 31, 2016 (the “Minimum Tender Condition”) in the previously announced cash tender offer (the “Tender Offer”) by the Company for up to $300,000,000 aggregate principal amount of the Notes. The Minimum Tender Condition was not satisfied, and on December 30, 2016, the Company announced the termination of the tender offer.

On January 6, 2016, the Company received a notice of termination (the “Termination Notice”) of the Purchase Agreement from the Investors notifying the Company that the Investors had exercised their right to terminate the Purchase Agreement due the Company’s failure to satisfy the Minimum Tender Condition to the Tender Offer by December 31, 2016. Pursuant to the terms of the Purchase Agreement, the obligations of the Company and the Investors under the Purchase Agreement were immediately terminated upon receipt of the Termination Notice.

As previously disclosed, in the event the Purchase Agreement is terminated by the Investors for the Company’s failure to satisfy the Minimum Tender Condition, the Company is obligated pay the Investors a fee (the “Termination Fee”) equal to $4,000,000 with (i) 75% of such fee payable in cash and (ii) 25% of such fee payable in shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”). On January 11, 2017, the Company paid the Investors the Termination Fee, which was comprised of $3.0 million in cash and $1.0 million in shares of the Company’s Class A Common Stock, represented by 555,586 shares of Class A Common Stock (the “Termination Fee Shares”) based on an issuance price of $1.7999 per share of the Class A Common Stock, which is equal to the 10-day VWAP of the Class A Common Stock as of the termination date of the Purchase Agreement, January 6, 2017.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the Termination Fee Shares pursuant to the Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

By:	/s/ James M. Mitchell
Name:	James M. Mitchell
Title:	Executive Vice President & Chief Financial Officer

Dated: January 11, 2017